CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our audit report, dated July 21, 2008, relating to the financial statements of Infobionics Incorporated appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Interest of Named Experts and Counsel" and "Experts" in the Prospectus.

Olsen Thielen + Co., Ltd.

Eden Prairie, Minnesota
September 30, 2008